Exhbit 99.1
FOR RELEASE on March 4, 2008 at 7:30 am (EST)

Investor Contact: Matt Clawson Allen & Caron, Inc. (949) 474-4300 matt@allencaron.com www.allencaron.com	Media Contact: Len Hall Allen & Caron, Inc. (949) 474-4300 len@allencaron.com www.allencaron.com	For Additional Information: Craig T. Davenport, CEO Michael R. Rodriguez, CFO Endocare, Inc. (949) 450-5400 www.endocare.com
ENDOCARE REPORTS 2007 ANNUAL AND FOURTH QUARTER FINANCIAL RESULTS
Achieves 20 Percent Year-Over-Year Growth in Cryoablation Procedures,
18 Percent Year-Over-Year Growth in Probe Sales,
11 Percentage Point Improvement in Gross Margin for Year
IRVINE, CA (March 4, 2008) . . . Endocare, Inc. (NASDAQ: ENDO), an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation, today reported that the estimated number of domestic cryoablation procedures grew by more than 20 percent, total revenues grew by 6 percent and gross margin (gross profit as a percent of total revenues) improved by 11 percentage points in the year ended December 31, 2007 compared to the 2006 totals.
Year-End Results
     Total revenues from continuing operations for the 2007 year were $29.7 million, compared to $28.0 million for 2006. From continuing operations, gross margin for the year was 67.1 percent, an 11 percentage point improvement compared to full year 2006 gross margin of 55.9 percent.
     For 2007, operating expenses from continuing operations (which exclude the effects in 2007 of a litigation settlement) were $29.9 million, compared to $31.1 million in 2006. Net loss for the year was $8.9 million, or $0.80 loss per share, compared to a net loss of $10.8 million, or $1.07 loss per share in 2006, which included income from discontinued operations of $311,000 or $0.03 earnings per share.
     Endocare Chairman, CEO and President Craig T. Davenport said, “We are pleased to close a strong year of performance for Endocare demonstrated by double-digit growth in procedures year-over-year, solid improvement in gross margin and progress in reducing operating expenses.”
     The balance sheet as of December 31, 2007 showed cash and cash equivalents of $7.7 million, total assets of $21.3 million and total stockholders’ equity of $10.9 million. The Company had access to an additional $2.3 million under its line of credit with Silicon Valley Bank as of December 31, 2007 and also has continuing access to funds under its stock purchase agreement announced in October 2006.
Fourth Quarter Results
     For the fourth quarter of 2007, the estimated number of domestic cryoablation procedures performed was up slightly, to 2,269, from 2,220 in the prior-year period. Total revenues from continuing operations for the fourth quarter of 2007 were $6.9 million, down from $7.1 million for the prior-year period. Cryoablation procedures with no service component, consisting of only disposable product sales, accounted for 87 percent of total procedures in the fourth quarter of 2007 and 80 percent in the prior-year period resulting in slightly lower average revenues per procedure in the fourth quarter of 2007. From continuing operations, gross margin for the fourth quarter of 2007 increased to 67.1 percent, compared to 62.9 percent in the fourth quarter of 2006.
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ENDOCARE REPORTS 2007 ANNUAL AND FOURTH QUARTER FINANCIAL RESULTS
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     Operating expenses from continuing operations for the fourth quarter of 2007 were $7.1 million compared to $8.4 million in the fourth quarter of 2006 and $7.1 million in the third quarter of 2007 (which exclude the effects of a litigation settlement in the third quarter of 2007). Loss from continuing operations for the fourth quarter of 2007 was $2.4 million, or $0.21 loss per share. For the fourth quarter of 2006, loss from continuing operations was $3.0 million, or $0.30 loss per share.
     Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), which excludes non-cash stock compensation expense, was a loss of $1.2 million for the fourth quarter of 2007, compared to an adjusted EBITDA loss of $2.6 million for the fourth quarter of 2006. A reconciliation of the differences between the GAAP net losses and the adjusted EBITDA losses is included in an accompanying table.
     Davenport said, “Following strong growth in procedures in the first three quarters, our fourth quarter, in terms of procedure and revenue growth, was somewhat lighter than we expected. Nevertheless, we remain confident in our overall progress and the outlook for our business. For instance, we are very encouraged by the recent surge in interest among physicians and leading cancer centers in focal cryoablation (or the ‘male lumpectomy’) and in salvage cryoablation, for the significant number of men whose prostate cancer has recurred following radiation therapy. This growing interest is evidenced by third-party sponsorship of educational seminars and new studies in the first half of 2008 at leading institutions throughout the United States on these key clinical segments of our market.”
     Chief Financial Officer Michael R. Rodriguez said, “As we indicated previously, our internal goal was to reach positive adjusted EBITDA territory as we exited 2007 and on a sustained quarterly basis beginning at some point in the first half of 2008. We believe that our achievement of this goal may be delayed, primarily as a result of our ongoing obligation to advance the legal fees of our former officers. However, we remain committed to achieving positive adjusted EBITDA operations on a sustained basis, while also continuing to make the investments we believe are appropriate to grow our business.”
New Business Metrics
     As announced on the 2007 third quarter conference call, the Company will be augmenting and soon replacing procedure estimates as a business metric with probe sales data. Probe sales will be reported in two categories: straight probes, which are typically, although not always, used in prostate procedures and right-angle probes, which are typically used in procedures other than prostate procedures. Given the Company’s migration to a disposable sales model, the increased variability in the way physicians use the Company’s probes and the fact that customers are more often maintaining inventories of the Company’s products, it has become more difficult to estimate precisely the number of procedures performed using the Company’s products. In the interest of better visibility and more straightforward measures of progress, management has elected to provide these new metrics.

				Three months ended
	Year ended December 31,			December 31,
	2005	2006	2007	2006	2007
Estimated domestic cryoablation procedures	6,407	7,802	9,373	2,220	2,269
Number of cryoprobes sold
Straight probes	29,943	33,598	38,909	9,180	9,057
Right-angle probes	2,803	4,590	6,308	1,391	1,671

Total	32,746	38,188	45,217	10,571	10,728

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ENDOCARE REPORTS 2007 ANNUAL AND FOURTH QUARTER FINANCIAL RESULTS
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Conference Call
     As previously announced, Endocare will host a conference call today, March 4, 2008, to discuss the Company’s results for its year and fourth quarter ended December 31, 2007. The call will take place at 11:00 a.m. (Eastern) and will be broadcast live over the Internet. Web participants are encouraged to go to the Company’s website (www.endocare.com/investors/webcasts.php) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archived replay will be available immediately following the conference call at www.endocare.com/investors/webcasts.php.
Use of Non-GAAP Financial Measures
     The Company uses, and this press release contains and the related conference call will include, the non-GAAP metric of adjusted EBITDA. The calculation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and also excluding non-cash stock compensation expense, collectively “adjusted EBITDA”) has no basis in GAAP. The Company’s management believes that this non-GAAP financial measure provides useful information to investors, permitting a better evaluation of the Company’s ongoing and underlying business performance, including the evaluation of its performance against its competitors in the healthcare industry. Management uses this non-GAAP financial measure for purposes of its internal projections and to evaluate the Company’s financial performance.
     Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. A complete reconciliation of this non-GAAP financial measure for the applicable periods to the most directly comparable GAAP measures is presented in an accompanying table.
About Endocare
     Endocare, Inc.—www.endocare.com— is an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation. Endocare has initially concentrated on developing technologies for the treatment of prostate cancer and believes that its proprietary technologies have broad applications across a number of markets, including the ablation of tumors in the kidney, lung and liver and palliative intervention (treatment of pain associated with metastases).
     Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including, without limitation, our internal goal of achieving positive adjusted EBITDA operations as described above. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” in the Company’s Forms 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to, the following items: the Company may incur significant expenses in the future as a result of the Company’s obligation to pay legal fees for and otherwise indemnify former officers and former directors in connection with the ongoing investigations and legal proceedings involving them; uncertainty relating to third party reimbursement; the Company has a limited operating history with significant losses and losses may continue in the future; the Company may require additional financing to sustain its operations and without it the Company may not be able to continue operations; the sale of the Company’s common stock to Fusion Capital may cause dilution, and the sale of the shares of common stock acquired by Fusion Capital or Frazier Healthcare Ventures could cause the price of the Company’s common stock to decline; the Company’s business may be materially and adversely impacted by the loss of the Company’s largest customer or the reduction, delay or cancellation of orders from this customer or if this customer delays payment or fails to make payment; the Company may be required to make state and local tax payments that exceed the Company’s settlement estimates; uncertainty regarding the ability to convince health care professionals and third party payers of the medical and economic benefits of the Company’s products; the risk that intense competition and rapid technological and industry change may make it more difficult for the Company to achieve significant market penetration; and uncertainty regarding the ability to secure and protect intellectual property rights relating to the Company’s technology. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise, or update publicly, any forward-looking statements for any reason.
TABLES FOLLOW

ENDOCARE REPORTS 2007 FOURTH QUARTER AND TWELVE-MONTH FINANCIAL RESULTS
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ENDOCARE, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended Dec. 31,
	2007	2006
Total revenues	$6,914	$7,120
Costs and expenses:
Cost of revenues	2,274	2,644
Research and development	620	714
Selling and marketing	3,493	3,797
General and administrative	2,950	3,844

Total costs and expenses	9,337	10,999

Loss from operations	(2,423)	(3,879)
Interest expense related to common stock warrants	—	(775)
Interest (income) expense, net	12	(19)

Loss from continuing operations before taxes	(2,435)	(3,085)
Tax benefit on continuing operations	—	41

Loss from continuing operations	(2,435)	(3,044)
Income from discontinued operations	—	65

Net loss	$(2,435)	$(2,979)

Net income (loss) per share — basic and diluted:
Continuing operations	$(0.21)	$(0.30)
Discontinued operations	—	0.01

Weighted average shares of common stock outstanding:	11,640	10,177
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ENDOCARE REPORTS 2007 FOURTH QUARTER AND TWELVE-MONTH FINANCIAL RESULTS
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ENDOCARE, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Year Ended Dec. 31,
	2007	2006
Total revenues	$29,687	$27,990

Costs and expenses:
Cost of revenues	9,780	12,343
Research and development	2,555	2,781
Selling and marketing	14,855	15,195
General and administrative	12,506	13,107
Gain on legal settlement	(677)	—

Total costs and expenses	39,019	43,426

Loss from operations	(9,332)	(15,436)
Interest expense related to common stock warrants	—	(3,716)
Interest (income) expense, net	(391)	(452)

Loss from continuing operations before taxes	(8,941)	(11,268)
Tax benefit on continuing operations	—	192

Loss from continuing operations	(8,941)	(11,076)
Income from discontinued operations	—	311

Net loss	$(8,941)	$(10,765)

Net income (loss) per share — basic and diluted:
Continuing operations	$(0.80)	$(1.10)
Discontinued operations	—	0.03
Weighted average shares of common stock outstanding:	11,122	10,084
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ENDOCARE REPORTS 2007 FOURTH QUARTER AND TWELVE-MONTH FINANCIAL RESULTS
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ENDOCARE, INC. AND SUBSIDIARY
RECONCILIATION OF GAAP NET LOSS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND STOCK COMPENSATION EXPENSE
(“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
GAAP loss from continuing operations	$(2,435)	$(3,044)	$(8,941)	$(11,076)

Add:
Depreciation	127	211	590	981
Amortization of intangibles	125	138	536	555
Interest expense	39	—	173	—
Less:
Interest expense related to common stock warrants	—	(775)	—	(3,716)

Subtotal	(2,144)	(3,470)	(7,642)	(13,256)

Add: Stock compensation expense	952	821	3,880	2,797

Adjusted EBITDA	$(1,192)	$(2,649)	$(3,762)	$(10,459)

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ENDOCARE REPORTS 2007 FOURTH QUARTER AND TWELVE-MONTH FINANCIAL RESULTS
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ENDOCARE, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$7,712	$1,811
Accounts receivable, net	3,530	4,161
Inventories, net	3,022	2,260
Prepaid expenses and other current assets	2,081	1,284

Total current assets	16,345	9,516

Property and equipment, net	850	1,040
Intangibles, net	3,077	3,613
Investments and other assets	989	2,077

Total assets	$21,261	$16,246

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,194	$3,393
Accrued compensation	3,895	3,000
Other accrued liabilities	3,034	3,594
Line of credit	880	—
Capital lease obligation, current portion	28	—

Total current liabilities	10,031	9,987

Capital lease obligation	84	—
Deferred compensation	227	74
Common stock warrants	—	1,307

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized; 11,762 and 10,226 issued and outstanding as of December 31, 2007 and December 31, 2006, respectively	12	10
Additional paid-in capital	200,663	181,310
Accumulated deficit	(189,756)	(176,442)

Total stockholders’ equity	10,919	4,878

Total liabilities and stockholders’ equity	$21,261	$16,246

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